UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2019 (July 10, 2019)

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10866 Wilshire Blvd. Los Angeles, CA 90024

(Address of Principal Executive Offices) (Zip Code)

(310) 575-1175

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 6, 2019 and July 16, 2019, Imaging3, Inc. (the “Company”) entered into the Share Exchange after the completion of all conditions subsequent contemplated by the Share Exchange Agreement among the parties thereto (the “SEA”), by which IGNG was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit Boulevard Investments, Inc. (“Grapefruit”), a California corporation and privately held cannabis products company based in Westwood, Los Angeles, CA. Under the terms of the SEA executed on May 31, 2019 IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) will own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders will retain 19% of the post-Acquisition IGNG common shares. At the time of the execution of the SEA, IGNG had approximately eighty-five million two hundred eighteen thousand two hundred forty-nine (85,218,249) outstanding shares of common stock. Therefore, after the final closing of the Acquisition, IGNG issued to Grapefruit’s current shareholders approximately three hundred sixty-three million two hundred eighteen thousand two hundred forty nine (363,218,249) IGNG common shares on a pro rata basis with their current ownership of Grapefruit of which Bradley Yourist and Daniel J. Yourist own a combined 72.26% or two hundred fifty nine million nine hundred sixty seven thousand one hundred thirty six (259,967,136) shares. In addition, shortly after the closing, IGNG issued approximately twenty-three million one hundred nine thousand seven hundred fourteen (23,109,714) new restricted common shares to an advisor to Grapefruit in connection with structuring of the Acquisition and subsequent financing. As a result, at the conclusion of the Acquisition, IGNG had a total of approximately four hundred seventy-one million six hundred twenty-six thousand eight hundred fourteen (471,626,814) common shares issued and outstanding.

This Current Report on Form 8-K/A provides financial statements of the Acquisition and the pro forma financial statements required by Item 9.01 of Form 8-K. This Current Report on Form 8-K/A should be read in connection with the Current Reports on Form 8-K filed on May 6, 2019 and July 16, 2019, which provide a more complete description of the Acquisition. A more detailed description of Grapefruit’s history, business, management and other salient information can be found in the Company’s Registration Statement on Form S-1 dated and filed on July 25, 2019. The Company is a reporting company and files annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website at http://www.sec.gov that contains such information filed by SEC reporting companies, including the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) The financial statements of Grapefruit Boulevard Investments, Inc. required by this item are attached hereto as Exhibit 99.1.

(b) The pro forma financial information required by this item is filed as Exhibit 99.2 to this Form 8-K/A.

(d) Exhibits

Exhibit Number	Exhibit Description

23.1	Consent of SingerLewak LLP

99.1	Financial Statements of Grapefruit Boulevard Investments, Inc.

99.2	Unaudited Pro Forma Consolidated Financial Statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imaging3, Inc.

	By	/s/ Bradley J. Yourist
	Name:	Bradley J. Yourist
	Title:	CEO and Director
Date: November 29, 2019

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